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                                                                  EXHIBIT 23(b)

                             JEFFREY M. BRINN, CPA
                               42 LARKIN STREET
                     SOUTH HUNTINGTON, NEW YORK 11746-4714
                       (516) 673-5015   FAX (516) 673-6915
                          MOBILE PHONE (516) 526-2085
                            E-MAIL: JBRINN@LUCA.COM


                            CONSENT OF INDEPENDENT

                         CERTIFIED PUBLIC ACCOUNTANT


Speciality Retail Group, Inc.
New York, New York

I hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statements Number 33-63068 and Number 33-88424 on Form S-8 of my report dated November 4, 1997, relating to the consolidated financial statements of Specialty Retail Group, Inc. for the year ended June 29, 1997 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 28, 1998.

I also consent to the reference to me as an "Expert" in Registration Statement Number 33-88424.

Jeffrey M. Brinn, CPA
April 23, 1999